SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2001

MILLER INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

Tennessee	001-14124	62-1566286
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

8503 Hilltop Drive Suite 100 Ooltewah, TN	37363
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 238-4171

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.        OTHER EVENTS

On September 24, 2001 the shareholders of Miller Industries, Inc. (the "Registrant") approved an amendment to the Registrant’s Charter to effect a reverse split of the Registrant’s common stock, as described in the attached press release. Every five outstanding shares of the Registrant’s common stock will be automatically converted into one share of common stock. The reverse split will be effective and will commence trading on a reverse split basis on October 1, 2001.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
	Exhibit	Description of Exhibit
	99	Press release dated September 25, 2001

ITEM 8.       CHANGE IN FISCAL YEAR

On September 24, 2001 the Board of Directors of the Registrant approved a change in the Registrant’s fiscal year end from April 30 to December 31, effective December 31, 2001. The Registrant will file a Transition Report on Form 10-K for the eight months ended December 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER INDUSTRIES, INC. /s/ Frank Madonia By: Frank Madonia, Executive Vice President

Date: September 27, 2001